UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2018

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2018, Abeona Therapeutics Inc. (the “Company”) announced that Edward Carr had accepted an offer to join the Company as its Vice President, Controller, effective as of November 26, 2018 (the “Effective Date”). In such role, Mr. Carr will serve as the Company’s principal accounting officer. Mr. Carr will be replacing Stephen B. Thompson who will be retiring at the end of the year.

Mr. Carr, age 49, is a certified public accountant and has more than 25 years of corporate public accounting experience. Mr. Carr currently serves as the vice president, assistant controller of Coty Inc. Prior to that, from April 2004 through March 2017, Mr. Carr served in various roles at Foster Wheeler Inc., a subsidiary of Foster Wheeler AG, including as its chief accounting officer and director of SEC reporting. From December 1999 to April 2004, Mr. Carr served as a director of corporate finance at Intelligroup, Inc. and earlier in his career Mr. Carr spent 7 years at Ernst & Young, including 2 years as an audit manager. Mr. Carr holds a B.S. and Master’s of Professional Accountancy from West Virginia University.

Pursuant to the terms of his offer letter (the “Offer Letter”), Mr. Carr will receive an annual base salary of $275,000 and is eligible for an annual bonus with a target bonus of thirty percent (30%) of his annual base salary. Subject to approval of the Company’s Board of Directors (the “Board”) at the first regularly scheduled meeting of the Board after the Effective Date, Mr. Carr will be granted stock options to purchase 35,000 shares of the Company’s common stock, pursuant to the Company’s 2015 Equity Incentive Plan, with twenty-five percent (25%) vesting on the one-year anniversary of the Effective Date and the remaining seventy-five percent (75%) vesting in 36 equal monthly installments thereafter.

Mr. Carr will be permitted to participate in all employee benefit plans that the Company may establish for similarly situated employees, if and to the extent he is eligible pursuant to the terms of such plans and Company policies, which may be modified by the Company at its discretion.

As stated in the Company’s earnings press release dated November 9, 2018, Mr. Carr’s first date of employment with the Company will be November 26, 2018.

A copy of the Offer Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, effective October 19, 2018, by and between Abeona Therapeutics Inc. and Edward Carr

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Neena Patil
	Name:	Neena Patil
	Title:	General Counsel and Secretary

Date: November 9, 2018